As filed with the Securities and Exchange Commission on June 25, 2014

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VINCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	5600	75-3264870
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1441 Broadway—6th Floor

New York, New York 10018

(212) 515-2600

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jay L. Dubiner

Senior Vice President, General Counsel & Secretary

1441 Broadway—6th Floor

New York, New York 10018

(212) 515-2600

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gerald T. Nowak, P.C. Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Kevin P. Kennedy Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-196766

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Offering Price(2)	Amount of Registration Fee(3)(4)
Common Stock, $0.01 par value per share	892,326	$36.97	$32,989,292.22	$4,249.02

(1)	In accordance with Rule 462(b), the 892,326 amount of securities to be registered under this Registration Statement is an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related registration statement on Form S-1 (File No. 333-196766), as amended, which registration statement was declared effective by the Securities and Exchange Commission on June 25, 2014, for which a registration fee of $19,825.72 was already paid. Includes shares of common stock that may be sold if the option to purchase additional shares granted by the selling stockholder to the underwriters is exercised in full.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low prices of the registrant’s common stock on June 24, 2014, as reported by the New York Stock Exchange.
(3)	Calculated by multiplying 0.0001288 by the proposed maximum offering price.
(4)	The registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on June 26, 2014), that it will not revoke such instructions, that it has sufficient funds in such account to cover the amount of such filing fee and that it will confirm receipt of such instructions by its bank during regular business hours no later than June 26, 2014.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Vince Holding Corp. (the “Registrant”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction V to Form S-1 solely to register an additional 892,326 shares of the Registrant’s common stock, par value $0.01 per share, to be sold by certain selling stockholders of the Registrant. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s registration statement on Form S-1, as amended (File No. 333-196766), originally filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2014 and declared effective by the Commission on June 25, 2014, including all exhibits and amendments thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vince Holding Corp., a Delaware corporation, has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 25, 2014.

VINCE HOLDING CORP.

By:	/s/ Jill Granoff
Name:	Jill Granoff
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jill Granoff Jill Granoff	Chairman, Chief Executive Officer (principal executive officer) and Director	June 25, 2014

/s/ Lisa Klinger Lisa Klinger	Chief Financial Officer and Treasurer (principal financial and principal accounting officer)	June 25, 2014

* Robert A. Bowman	Director	June 25, 2014

* Jerome Griffith	Director	June 25, 2014

* Eugenia Ulasewicz	Director	June 25, 2014

* Christopher T. Metz	Director	June 25, 2014

* Mark E. Brody	Director	June 25, 2014

* Jonathan H. Borell	Director	June 25, 2014

* Marc Leder	Director	June 25, 2014

*	The undersigned by signing his name hereto, signs and executes this Registration Statement on Form S-1 pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on June 16, 2014, as set forth in the Registration Statement on Form S-1 (File No. 333-196766) which this Registration Statement incorporates by reference.

By:	/s/ Jay L. Dubiner
Jay L. Dubiner Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Table

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Pricewaterhouse Coopers LLP, dated June 25, 2014.

23.2	Consent of Kirkland & Ellis LLP (included Exhibit 5.1).

24.1*	Power of Attorney

*	Indicates exhibits that were filed as part of the Registration Statement on Form S-1 (File No. 333-196766) which this Registration Statement incorporates by reference.